UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2006
Commission file number 1-11625
Pentair, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
SIGNATURE

ITEM 8.01 Other Events
David D. Harrison, Executive Vice President and Chief Financial Officer of Pentair, Inc. (the “Company”), has entered into a prearranged stock trading plan to sell a portion of his Company stock over time as part of a plan to reduce outstanding indebtedness on a home. The stock trading plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.
Rule 10b5-1 permits directors and officers who are not in possession of material, non-public information to establish prearranged plans to buy or sell company stock. Once the plan is in place, the executive may not retain or exercise any discretion over trading under the plan, although the executive may later amend or terminate the plan. The broker administering the plan is authorized to trade company shares in volumes and at times determined independently by the broker, subject to limitations set forth in the plan.
The plan provides for the sale over a period of approximately twelve months of approximately 11 percent of Mr. Harrison’s aggregate holdings as of the date hereof of Company stock and stock options exercisable within 60 days. The transactions under this plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities Exchange Commission. The Form 4 filings will also be posted on Pentair’s investor relations web site.
The plan was adopted during an authorized trading period at a time when Mr. Harrison was not in possession of material, non-public information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 12, 2006.

PENTAIR, INC. Registrant
By /s/ David D. Harrison
David D. Harrison
Executive Vice President and Chief Financial Officer (Chief Accounting Officer)